Exhibit 5.1

Joe Laxague
Partner
jlaxague@cronelawgroup.com

1 East Liberty, Suite 600, Reno, NV 89501
420 Lexington Avenue, Suite 2446, New York, NY 10170
NV Office: 775.234.5221
www.cronelawgroup.com

July 7, 2025

Inspire Veterinary Parners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

Ladies and Gentlemen:

We have acted as counsel for Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering a best efforts offering of:

(i) up to 3,289,473 units (the “Units), each Unit consisting of: (A) one (1) share of Class A Common Stock, par value $0.001, of the Company or one (1) pre-funded warrant (“Pre-Funded Warrant”), to purchase one (1) share of Common Stock in lieu thereof; and (B) one warrant (“Warrant”) to purchase one (1) share of Class A Common Stock;

(ii) up to 3,289,473 shares of Class A Common Stock underlying the Pre-Funded Warrants, (the “Pre-Funded Warrant Shares”); and

(iii) up to 3,289,473 shares of Class A Common Stock underlying the Warrants, (the “Warrant Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities and the securities issued upon exercise thereunder.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings as reflected in its minute books and official shareholder lists; (e) the forms of warrant and pre-funded warrant; and (h) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that:

a. the Class A Common Stock included in the Units has been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Units have been issued, delivered, and paid for in accordance with the terms of the Securities Purchase Agreement, such shares will be validly issued, fully paid and non-assessable in shares of Class A Common Stock in the Company.

b. The Warrants and Pre-Funded Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

c. The Warrant Shares and Pre-Funded Warrant Shares, when issued upon exercise of the Warrants and the Pre-Funded Warrants, respectively, against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Class A Common Stock in the Company.

Our opinions set forth in the paragraph above related to the Warrants and the Pre-Funded Warrants are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus.

Sincerely,

/s/ The Crone Law Group P.C.
The Crone Law Group P.C.